Exhibit 12.1
                              KeySpan Corporation
                          Computation of Earnings to
                                 Fixed Charges
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

                                      Twelve Months   Twelve Months    9 Months      Twelve Months  Twelve Months   Twelve Months
                                          Ended           Ended         Ended          Ended           Ended            Ended
                                      December 31,    December 31,    December 31,    March 31,      March 31,       December 31,
                                          2000            1999          1998           1998            1997             1996
                                     --------------------------------------------------------------------------------------------

Earnings
   Net Income                         327,149        269,752         (196,074)         362,240      322,409         316,464
   Income Tax                         216,276        136,362          (59,800)         232,653      211,333         209,257
   Transaction Income Tax                   -              -          (99,700)               -           -               -
   Interest on Long-Term Debt         152,269        109,053          117,388          351,261      372,108         384,198
   Other Interest Charges              54,045         29,602           22,800           57,805       66,818          67,130
   Portion of Rentals
      Representing Interest            43,433         23,433            9,641            3,309        3,390           4,758
   Adjustment Related to Equity
      Investments                       1,497         (5,979)          (1,623)              (5)        (22)            (24)

   Earnings Available to Cover       ---------------------------------------------------------------------------------------------
      Fixed Charges                   794,669        562,223         (207,368)       1,007,263      976,036         981,783
                                     ---------------------------------------------------------------------------------------------

Fixed Charges
   Interest on Long-Term Debt         166,008        120,913          125,198          351,261      372,108         384,198
   Other Interest Charges              54,045         29,602           22,800           57,805       66,818          67,130
   Portion of Rentals
      Representing Interest            43,433         23,433            9,641            3,309        3,390           4,758

                                     ---------------------------------------------------------------------------------------------
   Total Fixed Charges                263,486        173,948          157,639          412,375      442,316         456,086
                                     ---------------------------------------------------------------------------------------------

Ratio of Earnings to Fixed
   Charges                               3.02           3.23              N/A             2.44         2.21            2.15
                                     =============================================================================================


                              KeySpan Corporation
                          Computation of Earnings to
                            Combined Fixed Charges

                                       Twelve Months  Twelve Months               Twelve Months Twelve Months  Twelve Months
                                          Ended         Ended       9 Months Ended   Ended        Ended          Ended
                                       December 31,   December 31,   December 31,    March 31,  March 31,     December 31,
                                          2000           1999          1988           1998         1997           1996
                                    -----------------------------------------------------------------------------------------

Earnings

   Net Income                            327,149      269,752      (196,074)        362,240      322,409       316,464
   Income Tax                            216,276      136,362       (59,800)        232,653      211,333       209,257
   Transaction Income Tax                      -            -       (99,700)              -            -             -
   Interest on Long-Term Debt            152,269      109,053       117,388         351,261      372,108       384,198
   Other Interest Charges                 54,045       29,602        22,800          57,805       66,818        67,130
   Portion of Rentals Representing
      Interest                            43,433       23,433         9,641           3,309        3,390         4,758
   Adjustment Related to Equity
      Investments                          1,497       (5,979)       (1,623)             (5)         (22)          (24)

   Earnings Available to Cover       ---------------- ---------   ------------       ------- -  ---------     ----------
     Fixed Charges                       794,669      562,223      (207,368)      1,007,263      976,036       981,783


Fixed Charges

   Interest on Long-Term Debt            166,008      120,913       125,198         351,261      372,108       384,198
   Other Interest Charges                 54,045       29,602        22,800          57,805       66,818        67,130

   Portion of Rentals Representing
      Interest                            43,433       23,433         9,641           3,309        3,390         4,758
    Preference Security Dividend          31,229       53,465        44,006          84,939       85,431        87,027
                                      ---------------------------------------------------------------------------------
   Total Fixed Charges                   294,715      227,413       201,645         497,314      527,747       543,113
                                      ---------------------------------------------------------------------------------

Ratio of Earnings to Fixed
   Charges                                  2.70         2.47           N/A            2.03         1.85          1.81
                                      =================================================================================


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